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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of USA Detergents, Inc. on Form S-8 of our report dated March 4, 1998 appearing in the Annual Report on Form 10-K of USA Detergents, Inc. for the year ended December 31, 1997.





/s/ DELOITTE & TOUCHE LLP


New York, New York
September 10, 1998